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                                                           Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Current Report on Form 8-K/A, of Greif Bros. Corporation (File No. 1-566) of our report dated February 12, 1998, except for the information presented in Note 11 for which the date is March 30, 1998, on our audits of the financial statements of the Industrial Containers Business of Sonoco Products Company as of December 31, 1997 and 1996 and for the years then ended.

     /s/ Coopers & Lybrand LLP

     Charlotte, North Carolina
     June 12, 1998